UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LINCOLN GOLD CORPORATION
(Exact Name of Registrant as specified in its Charter)

Nevada	No. 1040	88-0419475
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
Incorporation or Organization)	Classification Code Number)	No.)

Suite 350, 885 Dunsmuir Street
Vancouver, British Columbia
Canada V6C 1N5
Tel: (604) 688-7377
(Address and telephone number of principal executive offices)

Mr. Paul Saxton, President
Suite 350, 885 Dunsmuir Street
Vancouver, British Columbia
Canada V6C 1N5
Tel: (604) 688-7377
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to:

Michael H. Taylor, Esq.
Lang Michener LLP
1500 – 1055 West Georgia Street
Vancouver, B.C., Canada, V6E 4N7
(604) 689-9111

Approximate date of commencement of proposed sale to the public: As soon as practicable after the requisite votes are obtained pursuant to the solicitation by Lincoln Gold Corporation referred to in this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [   ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [X]  SEC File Number 333-145978

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Aggregate Proposed Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Common Stock	4,250,000 shares	0.27 per share	$1,147,500	$35.23

(1)

Based upon the number of common shares of Lincoln Gold Corporation, a Canadian corporation, expected to be issued to the existing shareholders of Lincoln Gold Corporation, a Nevada corporation, on a one-for-one basis upon completion of the Continuation described in this Registration Statement and based on 51,391,666 shares of common stock of Lincoln Gold Corporation, a Nevada corporation, issued and outstanding as of October 12, 2007, of which 47,141,666 such shares have been previously registered pursuant to a Registration Statement on Form S-4 filed on September 11, 2007, as amended (SEC File Number 333-145978).

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)

The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(c) of the Securities Act based upon the average of the high and low price per share for the Registrant’s common stock on October 19, 2007 as quoted on the OTC Bulletin Board. The Proposed Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of common stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

This Registration Statement on Form S-4 shall become automatically effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

ii

EXPLANATORY NOTE

This Registration Statement on Form S-4 is filed pursuant to General Instruction K of Form S-4 and Rule 462(b) under the United States Securities Act of 1933, as amended.

Lincoln Gold Corporation filed a Registration Statement on Form S-4 on September 11, 2007 (SEC file number 333-145978) registering 47,141,666 shares of common stock, as amended by Amendment No. 1 and Amendment No. 2 filed on October 10, 2007 and October 18, 2007, respectively (such Registration Statement, as amended, is referred to herein as the “Original Registration Statement”).

The Original Registration Statement was declared effective by the Securities and Exchange Commission on October 19, 2007.

INCORPORATION BY REFERENCE

The contents of the Original Registration Statement (SEC file number 333-145978) are incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Opinion of Lang Michener LLP

23.1	Consent of Manning Elliott LLP

23.2	Consent of Moran & Ozbirn, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in in the City of Vancouver, Province of British Columbia on October 22, 2007.

LINCOLN GOLD CORPORATION

By:   /s/ Paul Saxton
________________________________________
Paul Saxton
President, Chief Executive Officer and Chief Financial Officer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Paul Saxton
________________________________________
Paul Saxton
President, Chief Executive Officer and Chief Financial Officer, Principal Accounting Officer Director
Date: October 22, 2007

*/s/ Andrew F.B. Milligan
________________________________________
Andrew F. B. Milligan
Director
Date: October 22, 2007

*/s/ Andrew Bowering
________________________________________
Andrew Bowering
Director
Date: October 22, 2007

*By:    /s/ Paul Saxton
           Paul Saxton
           Attorney-in-Fact